UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 23, 2014

TESARO, Inc.

(Exact name of registrant as specified in its charter)

Delaware (state or other jurisdiction of incorporation)	001-35587 (Commission File Number)	27-2249687 (I.R.S. Employer Identification No.)

1000 Winter Street Suite 3300 Waltham, Massachusetts	02451
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (339) 970-0900

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 — Registrant’s Business and Operations

Item 1.01                                           Entry into a Material Definitive Agreement.

Underwriting Agreement and Indenture

On September 23, 2014, TESARO, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Citigroup Global Markets Inc. and Deutsche Bank Securities Inc., as representatives of the several underwriters named therein (the “Underwriters”), in connection with the registered underwritten public offering (the “Offering”) of $201,250,000 aggregate principal amount of the Company’s 3.00% Convertible Senior Notes due 2021 (the “Notes”), including the underwriters’ option to purchase up to $26,250,000 aggregate principal amount of the Notes to cover over-allotments, if any (the “Option”), which was exercised in full. The closing of the sale of the Notes and the Option occurred on September 29, 2014. The Company estimates that the net proceeds from the Offering (including the Option) will be approximately $194.7 million after deducting the underwriting discount and estimated offering expenses payable by the Company.

The Offering was made pursuant to the Company’s effective Registration Statement on Form S-3 (Registration No. 333-189718), previously filed with the Securities and Exchange Commission (“SEC”), including a final prospectus supplement to the prospectus contained therein filed with the SEC on September 24, 2014 (the “Prospectus”).

The Underwriting Agreement includes certain customary representations, warranties, and covenants by the Company, and it provides that the Company will indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or contribute to payments the Underwriters may be required to make because of any of those liabilities. The representations, warranties, and covenants contained in the Underwriting Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties.  The foregoing description of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to the Underwriting Agreement, which is filed as Exhibit 1.1 to this Current Report on Form 8-K and incorporated herein by reference.

The Notes are governed by the terms of a Senior Debt Securities Indenture (the “Base Indenture”), as supplemented by the First Supplemental Indenture relating to the Notes (the “Supplemental Indenture,” and together with the Base Indenture, the “Indenture”), between the Company and U.S. Bank National Association, as trustee, each of which was entered into on September 29, 2014.  The Notes will bear interest at a rate of 3.00% per annum, payable semi-annually on April 1 and October 1, beginning from April 1, 2015, and will be convertible into cash, shares of the Company’s common stock or a combination of cash and shares of the Company’s common stock, at the Company’s election. The Notes will mature on October 1, 2021, unless earlier converted or repurchased in accordance with their terms. Prior to the close of business on the business day immediately preceding April 1, 2021, the Notes will be convertible only upon the occurrence of certain events and during certain periods, and thereafter, at any time until the close of business on the second scheduled trading day immediately preceding the maturity date. The initial conversion price of the Notes is approximately $35.13 per share of common stock at an initial conversion rate of 28.4627 shares of the Company’s common stock per $1,000 principal amount of Notes, which represents a premium of approximately 35% over the last reported sale price of the Company’s common stock on September 23, 2014. The terms of the Notes, the Base Indenture and the Supplemental Indenture are described in the section of the Prospectus entitled “Description of Debt Securities,” as supplemented by the section entitled “Description of the Notes,” both of which are incorporated in this Current Report by reference. The foregoing description of the Notes and the Indenture does not purport to be complete and is qualified in its entirety by reference to the Base Indenture and the Supplemental Indenture, which are filed as Exhibit 4.1 and Exhibit 4.2, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

The legal opinion of Hogan Lovells US LLP relating to the validity of the Notes is attached as Exhibit 5.1 to this Current Report on Form 8-K.

Capped Call Transactions

In connection with the pricing of the Notes, the Company entered into privately-negotiated capped call transactions with Citibank, N.A. and Deutsche Bank AG, London Branch (the “Option Counterparties”). The aggregate cost of the capped call transactions entered into in connection with the pricing was approximately $18.11 million.  The Company and the Option Counterparties entered into additional capped call transactions on September 25, 2014 in connection with the Underwriters’ exercise of the Option at an aggregate cost of approximately $2.72 million.

The capped call transactions are expected generally to reduce the potential dilution and/or offset the cash payments the Company is required to make in excess of the principal amount upon conversion of the Notes in the event that the market price of the Company’s common stock is greater than the floor price of the capped call transactions, which will initially correspond to the initial conversion price of the Notes, with such reduction and/or offset being subject to a cap based on a cap price of approximately $45.54, subject to adjustment, which represents a premium of approximately 75% over the last reported sale price of the Company’s common stock on September 23, 2014.

The capped call transactions are separate transactions entered into by the Company with the Option Counterparties, are not part of the terms of the Notes and will not change the holders’ rights under the Notes.

The foregoing description of the capped call transactions does not purport to be complete and is qualified in its entirety by reference to the Base Capped Call Confirmations, dated September 23, 2014, between the Company and Citibank, N.A. and among the Company, Deutsche Bank AG, London Branch, and Deutsche Bank Securities Inc., acting solely as agent, which are filed as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K and incorporated herein by reference, and the Additional Capped Call Confirmations, dated September 25, 2014, between and among the same parties, in connection with the Underwriters’ exercise of the Option, which are filed as Exhibits 10.3 and 10.4, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

Section 2 — Financial Information

Item 2.03                                           Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03 of this Current Report on Form 8-K.

Section 9 — Financial Statements and Exhibits

Item 9.01                                           Financial Statements and Exhibits.

(d)                                 Exhibits.

Exhibit No.	Description

1.1	Underwriting Agreement, dated September 23, 2014, between the Company and the Underwriters named therein.

4.1	Senior Debt Securities Indenture, dated September 29, 2014, between the Company and U.S. Bank National Association, as trustee

4.2	First Supplemental Indenture, dated September 29, 2014, between the Company and U.S. Bank National Association, as trustee

5.1	Opinion of Hogan Lovells US LLP

10.1	Base Capped Call Confirmation, dated September 23, 2014, between the Company and Citibank, N.A.

10.2	Base Capped Call Confirmation, dated September 23, 2014, among the Company, Deutsche Bank AG, London Branch, and Deutsche Bank Securities Inc., acting solely as agent

10.3	Additional Capped Call Confirmation, dated September 25, 2014, between the Company and Citibank, N.A.

10.4	Additional Capped Call Confirmation, dated September 25, 2014, among the Company, Deutsche Bank AG, London Branch, and Deutsche Bank Securities Inc., acting solely as agent

23.1	Consent of Hogan Lovells US LLP (included in Exhibit 5.1).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TESARO, Inc.

	By:	/s/ Timothy R. Pearson
Timothy R. Pearson
Executive Vice President and Chief Financial Officer

Dated: September 29, 2014